Exhibit 2.1

AMENDED AND RESTATED

PLAN OF CONVERSION

This plan of conversion (this “Plan of Conversion”), of Navios Maritime Containers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company” or the “Corporation”), is made and entered into as of November 29, 2018, in accordance with the Business Corporations Act (the “BCA”), and the Limited Partnership Act (the “LPA”), of the Republic of the Marshall Islands (“RMI”), and amends and restates that the plan of conversion (the “Former Plan”), previously made by the Corporation as of June 7, 2017.

RECITALS

A. The Company was incorporated under the laws of the RMI on April 28, 2017.

B. A conversion of a corporation incorporated under the laws of the RMI into a limited partnership organized under the laws of the RMI may be made under Section 133 of the BCA and Section 25 of the LPA.

C. In June 2017, the Board of Directors of the Company (the “Board”), unanimously adopted resolutions (the “Resolutions”), approving the conversion of the Company into a limited partnership organized under the laws of the RMI (the “Conversion”), and the terms of the Former Plan of Conversion, and the related form of limited partnership agreement to govern the affairs of the Partnership (as defined below) and the conduct of its business after the effective time of the Conversion, and recommended that the shareholders of the Company vote to approve and adopt the Conversion, the terms of the Former Plan and the related form of partnership agreement.

D. Also in June 2017, in accordance with Section 133 of the BCA and Section 25 of the LPA, the holders of all of the outstanding shares of capital stock of the Company voted to approve and adopt, and Navios Maritime Holdings Inc., a RMI corporation and a shareholder of the Company that, will or does wholly own a subsidiary (such subsidiary and each successor, the “General Partner”), that will be the general partner of the Partnership (as defined below) from and after the effective time of the Conversion, approved, the Conversion, the terms of the Former Plan and the related form of partnership agreement.

E. The Former Plan, as approved by the Board and the holders of all outstanding shares on June 7, 2017, authorizes the Board to amend or abandon the Former Plan without the need for third party consent, including from shareholders.

F. The Board has determined that it is in the best interests of the Company that the listing of the Common Units (as defined below) and the Conversion be effected through an underwritten, primary issuance and sale of Common Units and, accordingly determined to amend and restate the Former Plan and to amend the related form of limited partnership to accommodate the underwritten, primary issuance and sale of Common Units and to effect certain other desirable amendments.

G. In accordance with the authority granted in Section 2 of the Former Plan, the Board hereby amends and restates the Former Plan in its entirety to substitute the terms of this Plan of Conversion as follows:

NOW, THEREFORE, the Company shall effectuate the Conversion as follows:

1. Terms and Conditions of the Conversion.

(a) As of the date hereof, the name of the converting corporation entity is Navios Maritime Containers Inc. and the name of the converted entity will be Navios Maritime Containers L.P., or such other name as shall be determined by the Board prior to the Effective Time (as defined below) (the “Partnership”).

(b) The Conversion shall become effective at the time of the filing of a certificate of conversion (the “Certificate of Conversion”), and a certificate of limited partnership for the Partnership (“Certificate of Limited Partnership”), with the Registrar of Corporations of the RMI in accordance with Section 133 of the BCA and Section 25 of the LPA or at such other time as shall be determined by the Board and reflected in the Certificate of Conversion and the Certificate of Limited Partnership (the date upon which the Conversion shall become effective, the “Effective Time”). The Board has been authorized with full right and authority to determine whether and the time at which the Certificate of Conversion and Certificate of Limited Partnership should be filed with the Registrar of Corporations of the RMI and when the Effective Time shall occur. It is expected that the Effective Time will occur in connection with upon the listing and admittance to trading of the Common Units on the Nasdaq Global Select Market, or any other U.S. national securities exchange.

(c) The Certificate of Conversion to be filed with the Registrar of Corporations of the RMI shall be in substantially the form attached hereto as Exhibit B or with such amendments as shall be determined by the Board to be necessary at the time. The Certificate of Limited Partnership to be filed with the Registrar of Corporations of the RMI shall be in substantially the form attached hereto as Exhibit C or with such amendments as shall be determined by the Board to be necessary at the time.

(d) From and after the Effective Time, the Partnership shall be subject to the provisions of the LPA.

(e) At the Effective Time, the Company shall cease to exist as a corporation and shall continue its existence in the organizational form of a limited partnership organized under the laws of the RMI. All of the rights, privileges and powers of the Corporation, and all property, real, personal and mixed, and all debts due to the Corporation, as well as all other things and causes of action belonging to the Corporation, shall remain vested in the Partnership and shall be the property of the Partnership, and the title to any real property vested by deed or otherwise in the Corporation shall not revert or be in any way impaired by reason of the LPA. All of the rights of creditors and all liens upon any property of the Corporation incurred prior to such Conversion shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation incurred prior to such Conversion shall remain attached to the Partnership, and may be enforced against it to the same extent as if such debts, liabilities and duties had originally been incurred or contracted by the Company in its capacity as a limited partnership organized under the laws of the RMI.

(f) At the Effective Time, and not in limitation of the preceding clause, the Company shall not be required to wind up its affairs, pay its liabilities or distribute its assets. The Conversion shall not constitute a dissolution of the Corporation and shall constitute a conversion of the Corporation into the Partnership.

(g) At the Effective Time, by virtue of the Conversion, each share of the Company outstanding immediately prior to the Effective Time (the “Common Shares”), shall be cancelled and automatically exchanged and converted into one unit of limited partner interest in the Partnership (a “Common Unit”), and each holder of Common Shares immediately prior to the Effective Time shall be admitted as a limited partner of the Partnership.

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(h) At the Effective Time, by virtue of the Conversion, Navios Maritime Containers GP LLC, an RMI limited liability company and wholly owned subsidiary of Navios Maritime Holdings Inc. (or such other wholly owned subsidiary as shall be designated by Navios Maritime Holdings Inc.) shall be admitted as the general partner of the Partnership and shall receive an interest in the Partnership (the “General Partner Unit”), having the rights ascribed to the General Partner Interest in the Partnership Agreement. The Common Units and the General Partner Units shall be subject to the terms of the Partnership Agreement.

2. Amendment or Termination. This Plan of Conversion may be amended or modified by the Board and the Conversion may be abandoned at any time prior to the Effective Time, notwithstanding the prior approval of this the Conversion, the terms of the Plan of Conversion, and the Partnership Agreement by the holders of all of the capital stock of the Company.

3. Counterparts. This Plan of Conversion may be executed in two or more counterparts, and each such counterpart and copy shall be and constitute an original instrument.

4. Governing Law. This Plan of Conversion shall be governed by and construed under the laws of the RMI.

5. Severability. Whenever possible, each provision of this Plan of Conversion will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan of Conversion is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan of Conversion.

[Remainder of the page left blank; signature page follows]

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In witness whereof, the undersigned, having received the required approvals, hereby adopts this Plan of Conversion as of the date set forth above.

NAVIOS MARITIME CONTAINERS INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Secretary

[Signature Page to Amended and Restated Plan of Conversion of Navios Maritime Containers Inc.]

Exhibit A

AGREEMENT OF LIMITED PARTNERSHIP

[Attached]

Exhibit B

CERTIFICATE OF CONVERSION OF

NAVIOS MARITIME CONTAINERS INC. TO

NAVIOS MARITIME CONTAINERS L.P.

Under Section 133 of the Republic of the Republic of the

Marshall Islands Business Corporations Act and

Section 25 of the Republic of the Marshall Islands Limited Partnership Act

The undersigned being Navios Maritime Containers GP LLC, a Republic of the Marshall Islands limited liability company and sole general partner of Navios Maritime Containers L.P. for the purpose of converting Navios Maritime Containers Inc., a Republic of the Marshall Islands corporation (the “Corporation”), to a Republic of the Marshall Islands limited partnership, hereby certifies that:

1.	The name of the Corporation immediately prior to converting into a Republic of the Marshall Islands limited partnership is: Navios Maritime Containers Inc.

2.

The Corporation was organized under the laws of the Republic of the Marshall Islands as a Republic of the Marshall Islands corporation, and its original articles of incorporation filed with the Registrar of Corporations of the Republic of the Marshall Islands on the 28th day of April, 2017.

3.

The name of the limited partnership as set forth in its certificate of Limited Partnership is Navios Maritime Containers L.P. Attached hereto is the limited partnership’s certificate of Limited Partnership.

4.

The address of the Corporation’s Registered Agent in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of its Registered Agent at such address is The Trust Company of the Marshall Islands, Inc.

5.

The conversion has been approved in accordance with Section 133 of the Business Corporations Act of the Republic of the Marshall Islands and Section 25 of the Limited Partnership Act of the Republic of the Marshall Islands.

6.	This certificate of conversion shall be effective upon filing with the Registrar or Deputy Registrar of Corporations in the Republic of the Marshall Islands.

In witness whereof, the undersigned has executed this certificate of conversion on this                day of November, 2018.

Navios Maritime Containers GP LLC, as sole general partner

By:
Vasiliki Papaefthymiou
Authorized Signatory

Exhibit C

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NAVIOS MARITIME CONTAINERS L.P.

Under Section 10 of the Republic of the

Marshall Islands Limited Partnership Act

The undersigned, Vasiliki Papaefthymiou, authorized signatory of Navios Maritime Containers GP LLC, for the purpose of forming a Republic of the Marshall Islands limited liability company, hereby certifies:

1.	The name of the limited partnership is: Navios Maritime Containers L.P.

2.

The address of the limited partnership’s registered office in the Republic of the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the limited partnership’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3.	The name of the sole general partner is Navios Maritime Containers GP LLC. The mailing address of the sole general partner is 7 Avenue de Grande Bretagne, Office 11B2, Monte Carlo, MC 98000 Monaco.

In witness whereof, the undersigned has executed this certificate of limited partnership on this      day of November, 2018.

Navios Maritime Containers GP LLC, as sole general partner

By:
Vasiliki Papaefthymiou
Authorized Signatory